UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2002

INFRACOR, INC.
(Exact Name of Registrant as Specified in Charter)

Virginia	001-11186	54-1414643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Beaufont Springs Drive, Suite 415 Richmond, Virginia 23225
(Address of principal executive offices)                                                    (Zip Code)

Registrant’s telephone number, including area code: (804) 272-6600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events and Regulation FD Disclosure.

Effective October 28, 2002, Terence R. Dellecker, Allen Kahn, M.D., James B. Quarles and James G. Zumwalt (each a “Former Director”) resigned from the board of directors of InfraCor Inc. (“InfraCor”). Warren E. Beam, Jr., President and Chief Executive Officer of InfraCor, has been appointed to the board of directors of InfraCor in order to fill one director vacancy, and suitable candidates are currently being identified to fill other director vacancies. Each Former Director resigned for personal reasons and did not resign because of any disagreement with InfraCor on any matter relating to InfraCor’s operations, policies or practices.

Item 7.     Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFRACOR, INC.

By:	/s/ WARREN E. BEAM, JR.
Warren E. Beam, Jr. President and Chief Executive Officer

October 28, 2002

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